SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): June 6, 2006 (June 5, 2006)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission File Number)	76-0515249 (IRS Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01      Entry into a Material Definitive Agreement
At the annual meeting of stockholders (the “Meeting”) of INX Inc. (the “Company”) on June 5, 2006, the stockholders of the Company approved an amendment to the I-Sector Corporation Incentive Plan, as amended and restated (the “Plan”). This amendment to the Plan increases the number of shares reserved for issuance under the Plan from 2,273,103 shares of common stock to 2,473,103 shares of common stock. The amendment was previously approved by the Board of Directors of the Company (the “Board”) at a meeting on April 28, 2006. A copy of the amendment to the Plan is attached as Exhibit 10.1 to this report.
Item 8.01      Other Events
At the Meeting, the stockholders of the Company also voted to re-elect James H. Long, Donald R. Chadwick, John B. Cartwright and Cary M. Grossman to the Board.
Represented at the Meeting, either in person or by proxy, were 4,875,316 shares of the common stock of the Company, which constituted 78.6% of the 6,205,984 shares of common stock outstanding and eligible to vote on May 10, 2006, the record date for the Meeting.
The tabulations of the votes at the meeting are as follows:
Election of Directors:

	Number of Votes	Number of Votes
Name of Nominee	Voted For	Withheld
James H. Long	4,838,598	36,718
Donald R. Chadwick	4,770,453	104,863
Cary M. Grossman	4,766,353	108,963
John B. Cartwright	4,834,498	40,818
Amendment to the Incentive Plan:

	Number of Votes	Number of Votes	Number of Votes	Broker
	Voted For	Voted Against	Withheld	Non-Vote
Amend the Incentive Plan	2,805,174	424,573	143,628	1,501,941
Item 9.01 Financials Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to I-Sector Corporation Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 6, 2006

INX Inc.
/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to I-Sector Corporation Incentive Plan